RESTRICTED STOCK AWARD AGREEMENT
(________________)

This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), is entered into as of _____________, 20____, between Green Ballast, Inc., a Delaware corporation (the “Company”), and ___________________ (the “Recipient”).

WHEREAS, the Company has adopted the 2011 Restricted Stock Plan of Green Ballast, Inc. (the “Restricted Stock Plan” or “Plan”) effective as of the Effective Date with the objective of advancing the best interests of the Company, its Subsidiaries and its stockholders in order to attract, retain and motivate key employees with additional incentives through the award of shares of Restricted Stock; and

WHEREAS, the Restricted Stock Plan provides that Eligible Participants of the Company or its Subsidiaries, as determined in the judgment of the Committee, may be granted an Award which may consist of grants of restricted shares of common stock, par value $.0001 per share (“Common Stock”), of the Company; and

WHEREAS, the Recipient holds a position of responsibility within the Company and the Committee has determined that the Recipient is an Eligible Participant under the Restricted Stock Plan.

NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals; Defined Terms.  The recitals of fact set forth above are hereby adopted as true and correct statements of fact as though set forth verbatim in the agreement portion hereof.  Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Restricted Stock Plan.

2. Grant of Restricted Stock.  Subject to the terms and conditions set forth herein and in the Restricted Stock Plan, including, without limitation, the vesting terms and conditions hereinafter set forth and in the Restricted Stock Plan, the Company hereby grants to the Recipient an Award of ______________ shares of Restricted Stock, such number of shares being distributed and subject to adjustment from time to time as provided in the Restricted Stock Plan and in paragraph 13 hereof.

3. Restrictions on Transfer.  Stock certificates representing the Restricted Stock granted hereunder shall be registered in the Recipient’s name, or Recipient’s designee if approved by the Committee.  Prior to the shares of Restricted Stock becoming vested, such certificates shall either be held by the Company on behalf of the Recipient, or delivered to the Recipient bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, and has been delivered to the Recipient with all restrictions removed.  The Recipient shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested.  Except as may otherwise be expressly permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned or pledged by the Recipient until such share has vested, has been replaced with an unrestricted certificate, and has been delivered to the Recipient in accordance with the terms hereof and the Restricted Stock Plan.  Any transfer or pledge, or attempted transfer or pledge, in violation of this restriction shall be null and void and of no force and effect, and shall not be recognized by the Company as a valid transfer or pledge.  Except as hereinafter provided, in the event of Recipient’s termination of employment before all the Recipient’s Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth herein, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the Recipient shall be returned to the Recipient.  At the time Restricted Stock vests and is deliverable to the Participant in accordance with the terms hereof and the Restricted Stock Plan (and upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the Recipient (or the beneficiary designated by the Recipient in the event of death), free of all such restrictions.

Notwithstanding the foregoing to the contrary, in the event of the Recipient’s termination of employment by the Company before all the Participant’s Restricted Stock has vested, for every month, or partial month, of employment (using April 1, 2011, as the start date solely for purposes of calculating the number of shares deemed vested on any given date) prior to termination of employment, one sixtieth (1/60th) of the shares awarded herein shall be deemed vested when, and only when, such shares would otherwise have vested had the Recipient remained employed by the Company through the term of such vesting.  When any such Restricted Stock which had not already vested and been distributed to the Recipient prior to termination, vests in the normal course as set forth in the Plan, and is otherwise deliverable under the terms of the Plan and this Agreement, a certificate for such vested shares shall be delivered to the Recipient (or Recipient’s permitted designee or the beneficiary designated by the Recipient in the event of death).

4. Vesting.  The Restricted Stock granted pursuant to this Agreement shall vest and, subject to any restriction on transferability set forth in the Restricted Stock Plan, become transferable in accordance with the terms of the Restricted Stock Plan (for clarification, it is understood that the right to transfer the Restricted Stock shall be cumulative, so that the Recipient may transfer on or after the satisfaction of any threshold, in addition to the number of shares of Restricted Stock that became vested upon satisfaction of such threshold, such number of shares of Restricted Stock which previously became unvested upon satisfaction of a prior threshold).

5. Termination in Event of Nonemployment.  In the event that the Recipient ceases to be employed by the Company or any of its Subsidiaries for any reason other than death, the Restricted Stock granted pursuant to this Agreement shall be forfeited, except to the extent that any Restricted Stock has vested and become transferable in accordance with the provisions of paragraph 4 on the date the Recipient ceases to be so employed.

6. Accelerated Vesting.  Notwithstanding the vesting conditions set forth herein: (i) the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of a Restricted Stock Award; (ii) all the shares of Restricted Stock shall vest upon a Change of Control of the Company; and (iii) all the shares of Restricted Stock shall vest upon the death of the Recipient.

7. Assignability. The rights granted pursuant hereto shall not be assignable or transferable by the Recipient other than in accordance with Section 3.7 of the Restricted Stock Plan.  No assignment of the rights herein granted shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such documents and evidence as the Company may deem necessary to establish the validity of the assignment and the acceptance by the assignee or assignees of the terms and conditions hereof.

8. Section 83(b) Election.  If Recipient is subject to a “substantial risk of forfeiture” of the Restricted Stock granted hereunder, such Recipient may elect under Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income, for the taxable year in which the Restricted Stock is received, the excess of the Fair Market Value of such Restricted Stock on the date of grant (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Restricted Stock.  If the Recipient makes the Section 83(b) election, the Recipient shall (a) make such election in a manner that is satisfactory to the Committee, (b) provide the Company with a copy of such election, (c) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (d) agree to such federal and state income tax withholding as the Committee may reasonably require in its sole discretion.

9. Restrictions and Related Representations.  Upon the acquisition of any Restricted Stock hereunder, the Recipient may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, the Restricted Stock Plan or with this Agreement.  In addition, the certificate or certificates representing any Restricted Stock issued hereunder will be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on sale or transfer, and the stock transfer records of the Company will reflect stop-transfer instructions, as appropriate, with respect to such Restricted Stock.

10. Notices.  Unless otherwise provided herein, any notice or other communication hereunder shall be in writing and shall be given by registered or certified mail.  All notices by the Recipient hereunder shall be directed to Green Ballast, Inc., Attention: CFO, at the Company’s then current address.  Any notice given by the Company to the Recipient hereunder shall be directed to him at his address on file with the Company. The Company shall be under no obligation whatsoever to advise or notify the Recipient of the existence, maturity or termination of any rights hereunder and the Recipient shall be deemed to have familiarized himself with all matters contained herein and in the Restricted Stock Plan which may affect any of the Recipient’s rights or privileges hereunder.

11. Scope of Certain Terms. Whenever the term “Recipient” is used herein under circumstances applicable to any other person or persons to whom this Award may be assigned in accordance with the provisions of Paragraph 7 of this Agreement, the term “Recipient” shall be deemed to include such person or persons.  The term “Restricted Stock Plan” as used herein shall be deemed to include the 2011 Restricted Stock Plan of Green Ballast, Inc. and any subsequent amendments thereto, together with any administrative interpretations which have been adopted thereunder by the Committee pursuant to Section 1.3 of the Restricted Stock Plan.  Unless otherwise indicated, defined terms herein shall have the meaning ascribed to them in the Restricted Stock Plan.

12. General Restrictions.  This Award is subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; (b) the consent or approval of any government regulatory body; or (c) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

13. Adjustments for Changes in Capitalization.  In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidations, liquidations, split-ups, split-offs, spin-offs or other similar changes in capitalization, or any distributions to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Restricted Stock Plan, in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Restricted Stock Plan. In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

14. Amendments.  The Committee shall have the authority to amend any Award to include any provision that, at the time of such amendment, is authorized under the terms of the Restricted Stock Plan; provided, however, no outstanding Award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

15. Incorporation of Restricted Stock Plan.  This Agreement is subject to the Restricted Stock Plan, a copy of which has been furnished to the Recipient herewith and for which the Recipient acknowledges receipt.  The terms and provisions of the Restricted Stock Plan are incorporated by reference herein.  In the event of a conflict between any term or provision contained herein and a term or provision of the Restricted Stock Plan, the applicable terms and provisions of the Restricted Stock Plan shall govern and prevail.

16. Non-Competition.  The Recipient shall not compete with the business of the Company during the term of the Recipient’s employment with the Company and for a period of two years thereafter.

RESTRICTED STOCK AWARD AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

GREEN BALLAST, INC.

By:
Name: Kevin Adams
Title: CEO

RECIPIENT:

X:

Print Name:

Enclosure: 2011 Restricted Stock Plan of Green Ballast, Inc.